13.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned, as chief executive officer and chief financial officers of ENEL S.p.A. (the “Company”), respectively, do hereby certify, to their knowledge, that:
The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005 (the “Form 20-F”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 28, 2006

/s/ Fulvio Conti

Name: Fulvio Conti
Title: Chief Executive Officer

/s/ Luigi Ferraris

Name: Luigi Ferraris
Title: Chief Financial Officer

/s/ Claudio Machetti

Name: Claudio Machetti
Title: Chief Financial Officer
A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) has been provided to Enel S.p.A. and will be retained by Enel S.p.A. and furnished to the Securities and Exchange Commission or its staff upon request.

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